Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-101490 of General Maritime Corporation on Form S-8 of our report dated February 20, 2003, February 25, 2003 as to note 17 and March 20, 2003 as to note 18, appearing in this Annual Report on Form 10-K of General Maritime Corporation for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP
New York, New York
May 16, 2003


00656.0014 #404416